                                                                    Exhibit 99.2

                                    AGREEMENT

         This Agreement, dated as of June 23, 2005, by and between Salton, Inc. a Delaware corporation (the "Company"), and Angelo, Gordon & Co., L.P., a Delaware limited partnership as discretionary investment manager for and on behalf of certain investment funds and accounts ("Angelo Gordon").

         WHEREAS, Angelo Gordon beneficially owns an aggregate of $41.3 million in principal amount of the Company's outstanding 10-3/4% Senior Subordinated Notes due December 15, 2005 (the "2005 Notes");

         WHEREAS, the Company and Angelo Gordon, through their representatives, have engaged in good faith negotiations with respect to a proposed private debt exchange offer by the Company for the outstanding 2005 Notes and the outstanding 12-1/4% Senior Subordinated Notes due April 15, 2008 (the "2008 Notes"); and

         WHEREAS, the Company and Angelo Gordon desire that the Company conduct an exchange offer to holders of the 2005 Notes and 2008 Notes, upon the terms and conditions set forth in the Term Sheet attached hereto as Annex A (the "Exchange Offer");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                  1. The Company and Angelo Gordon agree that, subject to the preparation and, as applicable, the dissemination or execution of definitive documentation, in form and substance satisfactory to Angelo Gordon, necessary to implement the Exchange Offer and the transactions contemplated by the attached Term Sheet in accordance with the terms of such Term Sheet (and such other terms and conditions as may be agreed), the Company shall effect such Exchange Offer and such transactions contemplated therein in accordance with the terms of such Term Sheet and Angelo Gordon shall tender its 2005 Notes in the Exchange Offer and shall consent to the proposed amendments to the indenture governing the 2005 Notes pursuant to and in accordance with the terms and conditions of such Term Sheet.

                  2. The parties agree to use their commercially reasonably best efforts to finalize before Monday, June 27, 2005 at 5:00 p.m. New York time (the "Termination Date") the definitive documentation necessary to implement the Exchange Offer and the transactions contemplated by the attached Term Sheet, including, without limitation, (a) offering materials, (b) the agreements relating to the securities to be issued in the Exchange Offer, (c) the agreements related to the second lien credit facility, and (d) a support agreement to be executed by Angelo Gordon and certain other holders of 2005 Notes.

                  3. Notwithstanding anything to the contrary contained herein, if the conditions set forth in section 2 are not satisfied by the Termination Date, this agreement shall thereupon terminate automatically and shall be of no further force or effect.



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

                  4. If the Company amends or supplements the Term Sheet to incorporate more favorable terms or conditions to the Exchange Offer for the benefit of any other holder of the 2005 Notes, then the Term Sheet with Angelo Gordon (and the transactions contemplated therein) shall be amended to incorporate those more favorable terms and conditions, and, in the meantime, shall be deemed amended thereby.

                  5. This Agreement shall be governed in all respects by the laws of the State of New York (without reference to the conflict of laws and provisions thereof).

                  6. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by the duly authorized officers as of the date first written above.

                                             SALTON, INC.



                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------


                                             ANGELO, GORDON & CO., L.P.


                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------


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

                                                                         ANNEX A

                                   TERM SHEET

1. Qualified Holders (each "Holder") of 10.75% Senior Subordinated Notes (the "2005 Notes") and 12.25% Senior Subordinated Notes (the "2008 Notes" and, together with the 2005 Notes, the "Notes") may tender 2005 Notes and/or 2008 Notes to Salton in a private debt exchange offer (the "Exchange Offer") in exchange for an aggregate principal amount of new notes under a Salton second lien credit facility as follows:

                  (i) with respect to tendered 2005 Notes, the exchange ratio will range from .60 to .675 depending on the aggregate principal amount of the 2005 Notes tendered in the Exchange Offer. The exchange ratio will be the sum of (a) .60 and (b) the Incremental 2005 Note Participation Percentage. The "Incremental 2005 Note Participation Percentage" will be the product of (a) .075 multiplied by (b) the ratio of (x) the amount, if any, by which the aggregate amount of 2005 Notes tendered in the Exchange Offer exceeds $75 million, over (y) $50 million; provided that if the aggregate principal amount of 2005 notes tendered in the Exchange Offer does not exceed $75 million, the Incremental 2005 Note Participation Amount will be zero. Set forth below is a chart illustrating the exchange ratio for the 2005 Notes assuming the tender of various aggregate principal amounts of the 2005
                           Notes:



                                             AGGREGATE PRINCIPAL AMOUNT
                                               OF 2005 NOTES TENDERED                  EXCHANGE RATIO
                                        ------------------------------------      -------------------------
                                                        100%                              0.67500

                                                         90%                              0.65625

                                                         80%                              0.63750

                                                         70%                              0.61875

                                                         60%                              0.60000


                  (ii) with respect to tendered 2008 Notes, the exchange ratio will be .60.

         In addition, for each $1,000 of new notes issued under the second lien credit facility to a holder of 2005 Notes and/or 2008 Notes in the exchange offer, such holder would also receive:

                  (i) 1.3636 shares of Series C Preferred Stock with a liquidation preference equal to $100.00 (the aggregate number of shares of the Series C Preferred Stock to be issued if the maximum of $110 million of new notes are issued in the exchange offer would be 150,000 with an aggregate liquidation preference of $15 million); provided that fractional shares would be paid in cash. The Series C Preferred Stock would:
                           (i) rank on parity with the

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                           Series A Voting Convertible Preferred Stock and
                           senior to the Series B Junior Participating Preferred Stock; (ii) be non-dividend bearing and non-voting (except as required under Delaware law); (iii) be redeemable by the holders upon a change of control at the liquidation preference plus a rate of 5% per annum compounded annually on each anniversary of the issuance date; and (iv) be redeemable by Salton at the face amount on the fifth anniversary of the issuance date.

                  (ii) 20.58 shares of Common Stock (the aggregate number of shares of Common Stock to be issued if the maximum of $110 million of new notes are issued in the exchange offer would be 2,263,880); provided that fractional shares would be paid in cash. The shares of Common Stock would be subject to a registration rights agreement with Salton.

2. The second lien credit facility would mature on January 15, 2008 and would bear interest at LIBOR plus 7%, payable semi-annually in cash. The default rate would be LIBOR plus 10%. The facility would be callable prior to maturity in whole or in part whether optionally redeemed by Salton or mandatorily redeemed upon a change of control at 102% of principal until the first anniversary of the Exchange Offer, 101% of principal from the first anniversary of the Exchange Offer through the second anniversary of the Exchange Offer and at 100% of principal thereafter.

         The second lien credit facility will provide that Salton may purchase 2008 Notes not exchanged in the Exchange Offer through open market purchases or otherwise, provided that (i) Salton has a minimum level of availability under its senior secured credit facility of at least $4 million after giving effect to such purchases and (ii) the amount spent to purchase 2008 Notes does not exceed $11 million plus the amount set forth in the schedule below so long as the amount of optional prepayments on the schedule have been made on the second lien credit facility. The schedule below assumes a full subscription of $110 million of available second lien credit facility. To the extent a lower amount is subscribed to, then the following amounts will adjust downward ratably.


                  Amount of 2d Lien Prepayment       Cumulative Additional Permitted Funds
                  ----------------------------       -------------------------------------
                  $10 million                                          $2 million

                  $20 million                                          $5 million

                  $30 million                                          $9 million

                  $40 million                                          $14 million

                  $50 million                                          $20 million

                  Continues to increase ratably

3. The maximum aggregate principal amount of new notes under the second lien credit facility to be issued in the Exchange Offer would not exceed $110 million. To the extent


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         that proration is required, Salton intends to accept tendered Notes in the following order of priority:

                  (i)      2005 Notes;

                  (ii) 2008 Notes held by each Holder of 2005 Notes who has tendered all of the 2005 Notes held by such Holder and its affiliates pro rata based on the principal amount of 2005 Notes tendered by such Holders; and

                  (iii) Other 2008 Notes pro rata based on the principal amount of 2008 Notes tendered.

4. Upon the closing of the Exchange Offer, a new independent board member designated by the holders of a majority of the Notes tendered would be added to Salton's Board of Directors, which board member must be reasonably acceptable to the existing Board of Directors of Salton.

5. In connection with the Exchange Offer, each tendering Holder of 2005 Notes will consent to an amendment to the indenture governing the 2005 Notes (the "2005 Indenture Amendment"), which amendment would remove substantially all of the covenants set forth in such indenture.

6. The closing of the Exchange Offer would be conditioned upon and subject to: (i) Holders of at least $75,000,000 of aggregate principal amount of the 2005 Notes participating in the Exchange Offer; (ii) execution by the senior lender of an amendment to Salton's senior secured credit facility to, among other things, permit the Exchange Offer; (iii) execution by the Trustee under the indenture governing the 2005 Notes of the 2005 Indenture Amendment; (iv) an opinion of counsel to Salton acceptable to Angelo Gordon; and (v) all documentation necessary to consummate the Exchange Offer being acceptable to Angelo Gordon, including without limitation, the following: (a) certificate of designation of Series C Preferred Stock, (b) the credit agreement for the second lien credit facility, (c) the intercreditor agreement and
         (d) the registration rights agreement.

7. Assuming a sufficient level of lock-up/support letters which reflect at least a minimum participation of $75,000,000 of aggregate principal amount of 2005 Notes in the Exchange Offer, it is anticipated that the interest payment due June 15, 2005 on the 2005 Notes will be paid with interest prior to expiration of the grace period for the payment of the interest on July 14, 2005.


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